UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

TASKER PRODUCTS CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State of incorporation)	0-32019 (Commission File No.)	88-0426048 (IRS Employer Identification No.)

39 Old Ridgebury Road
Danbury, Connecticut 06810
(Address of principal executive offices)

Registrant’s telephone number: (203) 730-4350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Tasker Products Corp. (the “Registrant”) has received cash in the amount of $2,000,000 (the “Loan”) from an accredited investor on June 4, 2007. In connection with the Loan, the Registrant issued to the investor a 10% Secured Convertible Promissory Note (the “Note”). The Note has the following terms:

•	The principal of the Note is due upon the earlier of two months from June 4, 2007 and an Event of Default (as defined in the Note).

•	Interest will accrue on the Note at a rate equal to 10% per year (subject to adjustment in the Event of Default).

•
Prior to the sale by the Registrant of debt securities (the “Financing Notes”) in an offering which is expected to yield aggregate gross proceeds of at least $10,000,000 (including the principal amounts of all debt securities issued by the Registrant since December 1, 2006 converted into the Financing Notes (a “Financing Event”)), the principal amount of the Note and accrued but unpaid interest thereon will automatically, without any action by the holder, convert into a secured convertible promissory note (the “New Note”) with terms substantially identical to the terms of such Financing Notes (including comparable warrant coverage), except that the New Note will be convertible into shares of the Registrant’s common stock at a conversion price equal to the lesser of $0.16 per share and 90% of the conversion price of the Financing Notes issued for the new money; provided, however, that if the Financing Event occurs more than 30 days following June 4, 2007, the New Note will be convertible into shares of the Registrant’s common stock at a conversion price equal to the lesser of $0.16 per share and 80% of the conversion price of the Financing Notes issued for the new money.

•	The Registrant may not prepay the outstanding principal amount of the Note, or any accrued interest thereon, in whole or in part, without the consent of the holder of the Note.

•
The Note is secured by all of the Registrant’s assets; provided, that such security interest will be junior in right of payment to the security interest granted by the Registrant to the holders of its $6.3 million outstanding secured convertible promissory notes issued between December 2006 and May 2007.

•	The holder of the Note received four-year warrants (the “Warrants”) to purchase 1,000,000 shares of the Registrant’s common stock at an exercise price of $0.20 per share.

•
If a Financing Event does not occur within 30 days of June 4, 2007, the holder of the Note will receive additional four-year warrants (the “Additional Warrants”) to purchase 1,000,000 shares of the Registrant’s common stock at an exercise price of $0.20 per share.

The net proceeds from the sale of the Note are intended to be used for working capital and general corporate purposes.

The Note, Warrants, Additional Warrants and any capital stock issuable upon conversion of the Note and/or exercise of the Warrants and Additional Warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 3.02. Unregistered Sales of Equity Securities.

The information included under Item 2.03 is incorporated by reference under this Item 3.02. Since the conversion price of the Note depends on the date of the Financing Event and the conversion price of the Financing Notes, the number of shares issuable upon conversion of the Note cannot be calculated as of the date of this report. This Form 8-K will be amended to reflect this number promptly after the occurrence of the Financing Event.

As an inducement for the holder to purchase the Note, the Registrant issued to such holder Warrants to purchase 1,000,000 shares of the Registrant’s common stock at an exercise price of $0.20 per share.

The placement agent of the Note received a fee of $200,000. Upon the occurrence of the Financing Event, the Registrant will issue to the placement agent warrants on terms to be determined at the time of the Financing Event.

The Registrant issued the Note and Warrants in a transaction exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder as such transaction did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER PRODUCTS CORP.

Dated: June 8, 2007	By:	/s/ Stathis Kouninis
Stathis Kouninis
Chief Financial Officer